UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2013

AEROVIRONMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33261	95-2705790
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

181 W. Huntington Drive, Suite 202
Monrovia, CA	91016
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 357-9983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

☐            Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 24, 2013, the Board of Directors of AeroVironment, Inc. (the “Company”) appointed Stephen F. Page to serve as a director of the Company.  The Board also appointed Mr. Page as a member of its Audit Committee.  Mr. Page was appointed to serve as a Class II director and will be subject to reelection at the Company’s 2014 annual meeting of stockholders.

Mr. Page most recently served on the boards of directors and audit committees of Lowe’s Companies, Inc., PACCAR, Inc. and Liberty Mutual Holding Company Inc., where he was lead director, and on the board of trustees at Loyola Marymount University.  He chaired the audit committees at PACCAR and Lowe’s.  Mr. Page currently serves as a trustee of Mount St. Mary’s College and the Catholic Education Foundation.

Mr. Page spent 20 years with Black & Decker Corporation, first as general counsel for its McCullough Corporation subsidiary, then as treasurer, and finally as executive vice president and chief financial officer at the company’s corporate headquarters in Towson, Md.  Following Black & Decker, Mr. Page served in many leadership roles at United Technologies Corporation, including director, vice chairman and chief financial officer, and president and chief executive officer of Otis Elevator, an $8 billion division of the company, before retiring in 2004.  Mr. Page holds a bachelor’s degree in business administration from Loyola Marymount University and a J.D. from Loyola Law School.

In connection with his appointment, Mr. Page was granted an option to purchase 20,000 shares of the Company’s common stock and a restricted stock award covering 7,500 shares of the Company’s common stock, each pursuant to the terms of the Company’s Amended and Restated 2006 Equity Incentive Plan.  Subject to Mr. Page’s continued service to the Company, 20% of the shares of common stock subject to the option and restricted stock award will vest annually over a five-year period.  Mr. Page will also enter into the Company’s standard form of director and officer indemnification agreement.

A copy of the press release announcing Mr. Page’s appointment is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits

(d)                                 Exhibits.

The following exhibits are filed herewith:

Exhibit
Number	Description
99.1	Press release issued by AeroVironment, Inc., dated April 26, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROVIRONMENT, INC.

Date: April 26, 2013	By:	/s/ Timothy E. Conver
Timothy E. Conver
Chairman, President and Chief Executive Officer